333 S Garland Avenue Suite 1410 Orlando, Florida 32801 T +1 407 898 2727 F +1 407 895 1335 www.rsmus.com December 14, 2023 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Alico, Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 14, 2023 and we agree with such statements concerning our firm.